UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2013

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LED LIGHTING COMPANY

 (Exact name of registrant as specified in its charter)

DELAWARE	000-54146	27-3566984
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

4000 Bridgeway, Suite 400

Sausalito, California 94965

(Address of principal executive offices)

(877) 823-0653

(Registrant’s telephone number)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Effective October 17, 2013, LED Lighting Company (the “Company”) entered into an Employment Agreement with Kevin Kearney, its Chief Executive Officer, Chief Financial Officer, President and Secretary.  The Employment Agreement provides for a term of one year; annual compensation of one hundred twenty thousand dollars; and the issuance of five hundred thousand shares of Company common stock.  The foregoing is only a brief description of the material terms of the Employment Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the agreement which is filed as an exhibit to this Current Report.

Effective October 17, 2013, the Company entered into an amendment to its Consulting Agreement with George Mainas providing for additional consulting services from George Mainas in consideration for a monthly consulting fee of ten thousand dollars and the issuance of five hundred thousand shares of Company common stock. The foregoing is only a brief description of the material terms of the amendment, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the amendment which is filed as an exhibit to this Current Report.

Item 3.02

Unregistered Sales of Registered Securities

Effective October 17, 2013, the Company issued five hundred thousand shares of Company common stock to each of Kevin Kearney, George Mainas and Steven J. Davis, the Company’s legal counsel, in consideration for services provided to the Company without payment of cash compensation, and for their efforts in negotiating and securing the agreement with Goeken Group Corp. and PolyBrite International, Inc.  The issuance of shares was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.  The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individuals and the Company; and (f) the recipients of the shares were all accredited investors.

Effective October 17, 2013, the Company issued one hundred thousand options to purchase Common Stock under its 2013 Equity Incentive Plan to each of three consultants in consideration for services provided to the Company.  The options have an exercise price of one dollar per share and may be exercised for a period of two years from the date of issuance.  The issuance of the options were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.  The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individuals and the Company; and (f) the recipients of the options were all accredited investors.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The compensation to Mr. Kearney described in Item 1.01 above is incorporated herein by reference.

Effective October 17, 2013, Mr. Joseph Merhi resigned from the Board of Directors of the Company.  Mr. Merhi’s resignation was not due to any disagreements with the Company.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.9	Employment Agreement dated October 17, 2013 with Kevin Kearney
10.10	Amendment to Consulting Agreement dated October 17, 2013 with George Mainas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LED LIGHTING COMPANY

Dated: October 23, 2013	By:	/s/ Kevin Kearney
Kevin Kearney Chief Executive Officer